UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2020

Frequency Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Charles Lindbergh Blvd.,

Mitchel Field, New York 11553

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 794-4500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2020, the Board of Directors of Frequency Electronics, Inc. (the “Company”), approved and adopted Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), effective immediately, to delete Section 7.9, which generally provided that, to the extent permitted by law, the prevailing party in litigation between the Company and a current or prior stockholder was entitled to recover its legal fees from the other party.

The above description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

 Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Bylaws of Frequency Electronics, Inc., effective as of February 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2020

FREQUENCY ELECTRONICS, INC.

By:      /s/ Steven L. Bernstein

Name: Steven L. Bernstein

Title:   Chief Financial Officer, Secretary and Treasurer